Exhibit 99.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
ANNOUNCES THE RELEASE OF ITS
FOURTH QUARTER AND YEAR-END 2023 FINANCIAL AND OPERATING RESULTS

Virginia Beach, Virginia – March 5, 2024 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) announced today that it has reported its financial and operating results for the year ended December 31, 2023 on Form 10-K. In addition, the Company has posted supplemental information to its website regarding Wheeler Real Estate Investment Trust's financial and operating results for the three and twelve months ended December 31, 2023. Both the Form 10-K and the supplemental information can be accessed by visiting the Investor Relations website at https://ir.whlr.us/.

Contact
Investor Relations: investorrelations@whlr.us / (757) 627-9088

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.